Exhibit 4.02

CHEGG, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

March 7, 2012

i

5.13.	Specific Performance	24
5.14.	Termination of Series E Rights Agreement	24

SCHEDULES:

A      -        Schedule of Investors

ii

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of March 7, 2012, by and among CHEGG, INC., a Delaware corporation (the “Company”), and the individuals and entities listed on SCHEDULE A hereto (each, an “Investor” and collectively, the “Investors”), and is effective contingent and immediately upon the Closing (as defined in the Series F Agreement (as defined below)) (the “Effective Date”).

RECITALS

WHEREAS, certain Investors hold (i) shares of the Company’s Series A Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series A Stock”) pursuant to the Series A Preferred Stock Purchase Agreement, dated as of August 22, 2005, as amended from time to time, (ii) shares of the Company’s Series A-1 Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series A-1 Stock”) pursuant to the Series A-1 Preferred Stock Purchase Agreement, dated as of September 6, 2006, as amended from time to time, (iii) shares of the Company’s Series B Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series B Stock”) pursuant to the Series B Preferred Stock Purchase Agreement, dated as of June 11, 2008, (iv) shares of the Company’s Series C-1 Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series C-1 Stock”) and Series C-2 Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series C-2 Stock” and, together with the Series C-1 Stock, the “Series C Stock”) pursuant to the Series C Preferred Stock Purchase, dated as of December 9, 2008, (v) shares of the Company’s Series D Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series D Stock”) pursuant to the Series D Preferred Stock Purchase Agreement, dated as of November 18, 2009, and/or (vi) shares of the Company’s Series E Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series E Stock”) pursuant to the Series E Preferred Stock Purchase Agreement, dated as of August 18, 2010, and possess registration rights, information rights, rights of the first refusal and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement, dated as of August 18, 2010, by and among the Company and such Investors (the “Series E Rights Agreement”); and

WHEREAS, the undersigned Investors who hold Series A Stock, Series A-1 Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock (the “Prior Investors”) desire to terminate the Series E Rights Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Series E Rights Agreement; and

WHEREAS, certain Investors have agreed to purchase from the Company, and the Company has agreed to sell to such Investors, the Company’s Series F Preferred Stock (together with the shares of Common Stock issued upon conversion thereof, the “Series F Stock”), such purchase being on the terms and conditions contained in the Series F Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors, as the same may be amended from time to time in accordance with its terms (the “Series F Agreement”):

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Prior Investors hereby agree that the Series E Rights Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights.

1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Commission” means the United States Securities and Exchange Commission.

(b) “Common Stock” means the Company’s common stock, $0.001 par value per share.

(c) “Conversion Stock” means the shares of Common Stock issued or issuable upon conversion of the Shares.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(f) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13.

(g) “Preferred Stock” means the Company’s preferred stock, $0.001 par value per share.

(h) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i) “Registrable Securities” means (i) the Conversion Stock, (ii) any other shares of Common Stock held by the Holders, and (iii) any of the Company’s Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Section 1 are not assigned.

(j) “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(k) “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(l) “Securities Act” means the Securities Act of 1933, as amended.

(m) “Shares” means the shares of the Series A Stock, Series A-1 Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock and Series F Stock.

1.2. Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) December 9, 2013 or (ii) one hundred eighty (180) days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating solely to employee benefit or similar plans or a registration statement relating to a Rule 145 transaction), a written request from the Holders of at least forty percent (40%) of the Registrable Securities then outstanding that the Company effect a registration under the Securities Act with respect to at least a majority of the Registrable Securities then outstanding and having aggregate proceeds (net of underwriting discounts and commissions) in excess $10,000,000, then the Company shall (i) give written notice of such request to all Holders within ten (10) calendar days of the date such request is given and (ii) use its best efforts to effect as soon as practicable (and in any event within sixty (60) calendar days of the date such request is given) the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within twenty (20) calendar days of the date the Company’s notice referred to in this subsection 1.2(a) is given.

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the underwriting, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those to be sold for the Company’s account) are first entirely excluded from the underwriting. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder” as defined in this sentence.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration pursuant to this Section 1.2, a certificate signed by the Company’s President stating that in the good faith judgment of the Company’s Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) calendar days after the date the request of the Initiating Holders is given; provided, however, that the Company may not utilize this right or the right set forth in Section 1.12(c) more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period other than a registration relating solely to employee benefit or similar plans, or a registration relating to a Rule 145 transaction.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective and have remained effective for at least the period of time described in Section 1.4(a);

(ii) during the period starting with the date thirty (30) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company’s account; provided that the Company is actively employing its best efforts to cause such registration statement to be effective;

(iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12; or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

1.3. Company Registration. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities either for its own account or the account of a stockholder or stockholders exercising their respective demand registration rights (other than (i) a registration pursuant to Sections 1.2 or 1.12, (ii) a registration relating solely to employee benefit or similar plans, (iii) a registration relating to a Rule 145 transaction or (iv) a registration on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) calendar days of the date such notice is given, the Company shall, subject to the provisions of Section 1.8, include in the registration all of the Registrable Securities that each such Holder has requested to be registered.

1.4. Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) calendar days or any less period of time in the event the distribution described in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration statement on Form S-3 covering securities which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (a) includes any prospectus required by Section 10(a)(3) of the Securities Act or (b) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (a) and (b) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Section 1 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) Use its best efforts to cause to be furnished, if required by the underwriting agreement executed in connection with the registration or at the request of the Holders holding a majority of the Registrable Securities proposed to be sold in the offering, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

1.5. Furnish Information.

(a) It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required by the Company or the managing underwriters, if any, to effect the registration of such Holder’s Registrable Securities.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.12(c)(ii), whichever is applicable.

1.6. Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis based on the number of Registrable Securities requested to be registered by each Holder), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one demand registration pursuant to Section 1.2.

1.7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities which shall be borne by the selling Holders on a pro rata basis based on the number of Registrable Securities sold by each Holder.

1.8. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under

Section 1.3 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested to be included therein by each such selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced unless the securities of all other selling stockholders included in the offering are excluded entirely or (ii) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Qualified IPO (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended or amended or restated from time to time (the “Restated Certificate”)), in which case such Holders may be excluded entirely if the underwriters make the determination described above and if the securities of all other selling stockholders are excluded entirely. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (or retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder” as defined in this sentence.

1.9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10. Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, partners, members, stockholders, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse, as incurred, each such Holder, each of its officers, directors, partners, members, stockholders, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, such underwriter or any person who controls such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, partners, members, stockholders, legal counsel and accountants and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.10(b), when combined with amounts paid under Section 1.10(d), exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 1.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with each other Indemnified Party which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.10, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any Holder be required to contribute an amount, when combined with amounts paid pursuant to Section 1.10(b), in excess of the net proceeds from the offering received by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11. Reports Under Securities Exchange Act. With a view to making available the benefits of certain rules and regulations of the Commission, including Rule 144, that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

1.12. Form S-3 Registration.

(a) Subject to the conditions of this Section 1.12, if the Company shall receive from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), then the Company shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (ii) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) calendar days of the date the Company’s notice referred to in clause (a) of this sentence is given.

(b) If the Holders requesting registration pursuant to this Section 1.12 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in clause (i) of Section 1.12(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders requesting registration. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.12, if the underwriter advises the Holders requesting registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders requesting registration shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Holders requesting registration, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those to be sold for the Company’s account) are first entirely excluded from the underwriting. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder” as defined in this sentence.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holder(s) requesting a registration pursuant to this Section 1.12, a certificate signed by the Company’s President stating that in the good faith judgment of the Company’s Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) calendar days after the date the request of the Holder(s) requesting a registration pursuant to this Section 1.12 is given; provided, however, that the Company shall not utilize this right or the right set forth in Section 1.2(c) more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period other than a registration relating solely to employee benefit or similar plans, or a registration relating to a Rule 145 transaction.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.12:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of underwriting discounts and commissions) of less than $1,000,000;

(iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registration on Form S-3 for the Holders pursuant to this Section 1.12;

(iv) during the period starting with the date thirty (30) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company’s account; provided that the Company is actively employing its best efforts to cause such registration statement to be effective; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) All expenses incurred in connection with a registration requested pursuant to this Section 1.12 (other than underwriting discounts and commissions which shall be borne by the selling Holders on a pro rata basis), including (without limitation) all registration, filing, qualification, printer’s fees, accounting fees, fees and disbursements of counsel for the Company and fees and disbursements of counsel for the Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.12 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to this Section 1.12; provided further, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to this Section 1.12. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively. Registrations withdrawn (unless the Holders of at least a majority of the Registrable Securities request the withdrawal of such registration, elect not to pay the expenses therefor and agree to forfeit their rights to one registration pursuant to this Section 1.12) shall not be counted as demands for registration or registrations effected pursuant to this Section 1.12.

1.13. Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned, but only with all related obligations, by a Holder to a transferee or assignee who (i) is a subsidiary, parent, partner, limited partner, retired partner, member, former member, affiliated venture capital fund or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such transfer, holds at least 5% of the outstanding Registrable Securities; provided that (i) prior to such transfer or assignment, the Company is furnished with written notice stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 and (iii) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.14. Limitations on Subsequent Registration Rights. From and after the Effective Date, the Company shall not, without the prior written consent of (a) the Holders of at least sixty percent (60%) of the Registrable Securities then outstanding, (b) the Holders of a majority of the Series D Stock or the Conversion Stock issued upon conversion of the Series D Stock then-outstanding and (c) the Holders of a majority of the Series E Stock or the Conversion Stock issued upon conversion of the Series E Stock then-outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration upon terms that are more favorable to such holder or prospective holder than the terms on which the Holders may include shares in such registration or (ii) to make a demand registration.

1.15. “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial public offering by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days or such longer period, not to exceed thirty-four (34) calendar days after the expiration of such 180-day period, as the Company or such managing underwriter shall request in order to facilitate compliance with FINRA rules) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause

(i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The foregoing covenants shall not apply to the sale of any shares by a Holder to an underwriter pursuant to an underwriting agreement or to shares purchased by a Holder in the open market following the completion of the initial public offering, and shall only be applicable to the Holders if all the Company’s executive officers, directors and greater than five percent (5%) stockholders enter into similar agreements. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. Each Holder agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing underwriters at the time of the initial public offering, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of the covenants in this Section 1.15 and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

1.16. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) six (6) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the Qualified IPO or (ii) as to any Holder, such time, on or after the closing of the Company’s first registered public offering of Common Stock, at which all Registrable Securities held by such Holder can be sold free of restrictions and without registration in compliance with Rule 144 of the Securities Act.

2. Covenants of the Company to the Investors.

2.1. Information Rights. The Company shall deliver to each Investor who holds (and continues to hold) either (i) at least 5% of Conversion Stock or (ii) Conversion Stock having an aggregate preferential amount payable upon a Liquidation Event (as defined in the Restated Certificate) of at least $15,000,000 (each a “Major Investor”):

(a) as soon as practicable, but in any event within one hundred twenty (120) calendar days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles (“GAAP”), all in reasonable detail and audited by independent public accountants of national standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter prepared in accordance with GAAP, all in reasonable detail;

(c) as soon as practicable, but in any event within thirty (30) calendar days of the end of each month, consolidated balance sheets of the Company and its subsidiaries,

if any, as of the end of such month, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such month prepared in accordance with GAAP, all in reasonable detail;

(d) as soon as practicable, but in any event within thirty (30) calendar days of the end of each month, executive summaries of the Company’s principal activities; and

(e) as soon as practicable, but in any event within forty-five (45) calendar days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and income statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

2.2. Visitation and Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers in good faith to be a trade secret or similar confidential information. The provisions of this Section 2.2 shall not be in limitation of any rights which any Investor may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the State of Delaware.

2.3. Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Investor (including any other party to which the rights set forth in this Section 2.3 have been assigned or transferred in accordance with Section 2.6(b)) (each, an “Offeree”), a right of first offer to subscribe for and purchase such Offeree’s Pro Rata Share (as hereinafter defined for the purpose of this Section 2.3), in whole or in part, of future issuances by the Company of Future Shares (as hereinafter defined). Each Offeree shall be entitled to assign or apportion the right of first offer among its partners and affiliates (including, in the case of a venture capital fund, other venture capital funds affiliated with such fund) in such proportions as it deems appropriate. For purposes of this Section 2.3, an Offeree’s “Pro Rata Share” of Future Shares shall be a fraction, the numerator of which is the number of shares of Common Stock held, or issuable upon conversion of the Preferred Stock held by such Offeree immediately prior to the issuance of Future Shares and the denominator of which is the total number of shares of the Company’s Common Stock outstanding (assuming full conversion of all outstanding Preferred Stock) immediately prior to the issuance of Future Shares. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Future Shares”), the Company shall first make an offering of such Future Shares to each Offeree in accordance with the following provisions:

(a) The Company shall deliver a notice (“Notice”) to each Offeree stating (i) the Company’s bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Future Shares.

(b) Each Offeree may elect to subscribe for and purchase, at the price and on the terms specified in the Notice, (i) up to such Offeree’s Pro Rata Share of the Future Shares and (ii) such additional number of the Future Shares as such Offeree indicates it is willing to purchase should the other Offerees subscribe for less than their respective Pro Rata Shares (for each Offeree, the “Additional Portion”) by notifying the Company in writing within fifteen (15) calendar days from the date the Notice is given by the Company.

(c) If the aggregate number of Future Shares subscribed for pursuant to subsection (b) above is less than the aggregate Pro Rata Share for which all Offerees are entitled to subscribe, then each Offeree who has subscribed for an Additional Portion pursuant to subsection (b) above shall be entitled to purchase, in addition to such Offeree’s Pro Rata Share, the Additional Portion subscribed for by such Offeree; provided, however, that if the Additional Portions subscribed for by all Offerees exceed the difference obtained by subtracting (x) the aggregate Pro Rata Share for which all Offerees are entitled to subscribe from (y) the number of Future Shares subscribed for by all Offerees (the “Available Additional Portion”), then each Offeree who has subscribed for an Additional Portion shall be entitled to purchase only that portion of the Available Additional Portion as such Offeree’s Pro Rata Share bears to the aggregate Pro Rata Share for all Offerees who subscribed for an Additional Portion, subject to rounding by the Company’s Board of Directors to the extent it reasonably deems necessary and equitable. To the extent that Future Shares are not purchased by the Offerees as provided in subsection (b) above and this subsection (c), the Company may, during the ninety (90) calendar days following the expiration of the period provided in subsection (b) above, offer the remaining unsubscribed portion of such Future Shares to any person or persons at a price not less than and upon terms no more favorable than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided in this Section 2.3 shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Offerees in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the Series F Stock sold pursuant to the Series F Agreement; (ii) the Conversion Stock; (iii) securities issued in connection with any dividend, distribution, combination or subdivision with respect to the Common Stock or the Preferred Stock; (iv) securities issued to the Company’s employees, officers, directors, consultants, advisors or service providers for the primary purpose of soliciting or retaining their services or for charitable purposes pursuant to any plan, agreement or similar arrangement approved by the Company’s Board of Directors, including a majority of the Preferred Directors (as such term is defined in the Restated Certificate); (v) securities issued in connection with obtaining lease financing, whether issued to a lender, lessor, guarantor or other provider of goods and services to the Company in a transaction entered into for primarily non-equity financing purposes and approved by the Company’s Board of Directors, including a majority of the Preferred Directors; (vi) securities issued in connection with strategic transactions involving the Company and other entities not primarily for the financing purposes, including (a) joint ventures, manufacturing, marketing or distribution arrangements or (b) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been approved by the Company’s Board of Directors, including a majority of the Preferred Directors; (vii) securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act pursuant to which all outstanding shares of each series of Preferred Stock are converted to Common Stock; (viii) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise), provided such acquisition is approved by the Company’s Board of Directors, including a majority of the Preferred Directors; (ix) securities issued upon exercise or conversion of any warrants outstanding as of the Effective Date; or (xii) up to $1,000,000 of securities (in the aggregate) issued to Triple Point Capital and Pinnacle Ventures or their affiliates pursuant to rights granted in connection with a credit facility between the Company and such lenders.

2.4. Other Covenants.

(a) Proprietary Information and Inventions Assignment Agreement. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions assignment agreement in the form approved by the Company’s counsel.

(b) Employee and Other Stock Arrangements. Each acquisition of any shares of the Company’s capital stock or any option or right to acquire any shares of the Company’s capital stock by an employee, consultant, officer or director of the Company will be conditioned upon the execution and delivery by the Company and such employee, consultant, officer or director of an agreement substantially in the form approved by the Board of Directors. Unless otherwise determined by the Board of Directors, any such option or right to acquire shares of the Company’s capital stock shall vest at the rate of one-fourth ( 1/4th) of the shares granted after one year from the date of grant and one forty-eighth (1/48th) of the total number of shares granted monthly thereafter. Unless otherwise determined by the Company’s Board of Directors, any stock sold shall be subject to the Company’s right to repurchase such stock at its original purchase price and such stock shall vest on the same schedule as set forth in the preceding sentence.

(c) Directors and Officers Insurance. The Company will use its commercially reasonable efforts to cause to be maintained from financially sound and reputable insurers directors and officers insurance with coverage customary for companies similarly situated to the Company, except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors. Such policy shall not be cancelable by the Company without prior approval of the Board of Directors.

(d) Liability Insurance. The Company will use its commercially reasonable efforts to cause to be maintained from financially sound and reputable insurers general liability insurance in amounts customary for companies similarly situated, except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors. Such policy shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

(e) Special Relationships. The Company shall not, without the unanimous approval of the Company’s Board of Directors, offer employment as a vice president,

executive officer or other key employee of the Company to any family member of a then current employee of the Company.

(f) Financial Controls. The Company shall adhere to the internal financial controls established by the audit committee of the Company’s Board of Directors (the “Audit Committee”) during the Audit Committee meeting held on November 3, 2008. The Audit Committee shall keep the Company’s Board of Directors apprised of any developments with respect to such financial controls and shall continue to make recommendations to the Company’s Board of Directors with respect thereto.

2.5. Observer Rights. A representative designated in writing by the holders of a majority of the outstanding shares of Series E Preferred Stock (the “Board Observer”) shall have the right to attend, in a nonvoting observer capacity, all meetings of the Company’s Board of Directors at which the Series E Director (as defined in that certain Amended and Restated Voting Agreement dated as of even date herewith by and among the Company and certain of its stockholders (as such agreement may be amended from time to time, the “Voting Agreement”) does not attend (whether in person, by teleconference or any other means permitted by the Company’s Bylaws and/or the Delaware General Corporation Law) or any part thereof, and, in this respect, the Company shall give the Board Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that the Board Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

2.6. Confidentiality, Assignment and Termination of Covenants.

(a) Confidentiality. Each Investor receiving information under the covenants set forth in Sections 2.1 and 2.2 hereby agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, however, that notwithstanding the foregoing, an Investor (1) may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company’s business in an Investor’s reports to its limited partners, (2) may disclose information to its directors, officers, partners, members, stockholders, employees, agents and advisors who have a need to know such information and (3) may disclose information to the extent required by applicable law, regulation or legal process.

(b) Assignment. The covenants set forth in Sections 2.1, 2.2 and 2.3 may be assigned or transferred, but only with all related obligations, by an Investor to an assignee or transferee who (i) is a subsidiary, parent, partner, limited partner, retired partner, member, former member, affiliated venture capital fund or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, (iii) holds or acquires at least 5% of the Conversion Stock then outstanding or (iv) is an Investor listed on SCHEDULE A hereto.

(c) Termination. The covenants set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 shall terminate as to all Investors and be of no further force or effect upon the earlier to occur of (i) the closing of a Qualified IPO (as such term is defined in the Restated Certificate) or (ii) the closing of a Change of Control (as such term is defined in the Restated Certificate). The covenants set forth in Sections 2.1 and 2.2 shall also terminate as to all Investors and be of no further force or effect upon the date upon which the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

3. Investment Activities. The Company acknowledges that certain of the Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors acknowledge and agree that a Covered Person shall:

(a) have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(b) in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject.

Notwithstanding anything in this Section 3 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company.

For the purposes of this Section 3, “Covered Persons” shall have the meaning set forth in the Restated Certificate.

Notwithstanding clause (a) of this Section 3, if a Covered Person serving as a director of the Company is or becomes a director of an entity whose business is competitive with the Company’s business, such Covered Person shall so notify the Company promptly and, upon the Company’s request, will resign as a director of the Company (it being understood that any such resignation shall not limit an Investor’s right to designate another individual to serve on the Company’s Board of Directors, to the extent an Investor has the right to do so under the Voting Agreement).

4. Legend. Each certificate representing the shares of Common Stock and/or Preferred Stock held by the Investors shall be endorsed with the following legend (the “Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE CORPORATION’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate theretofore represented by a certificate carrying the Legend.

5. Miscellaneous.

5.1. Governing Law. This Agreement shall be governed in all respects by the laws of the state of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, without regard to conflict of laws rules.

5.2. Waiver of Right of First Offer. Each Prior Investor holding a right of first offer to purchase new securities of the Company pursuant to Section 2.3 of the Series E Rights Agreement by its execution of this Agreement, hereby waives any rights it may have pursuant to such section to purchase shares of Series F Stock (and any related or corresponding notice requirements) beyond that number of shares such Prior Investor is purchasing under the Series F Agreement and, further, confirms that such Prior Investor has no rights to purchase securities of the Company in the future except as set forth in Section 2.3 hereof or except as set forth in warrants to purchase capital stock held by such Prior Investor.

5.3. Waivers and Amendments. This Agreement may be terminated with the written consent of (i) the Company, (ii) the Investors holding at least sixty percent (60%) of the Registrable Securities then outstanding (the “Majority Investors”), (iii) the Investors holding a majority of the Series D Stock or Conversion Stock issued upon conversion of the Series D Stock then held by all Investors, and (iv) the Investors holding a majority of the Series E Stock or Conversion Stock issued upon conversion of the Series E Stock then held by all Investors. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Majority Investors. Notwithstanding the foregoing, (i) this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights and obligations hereunder of the Investors holding Series D Stock or Conversion Stock issued upon conversion of the Series D Stock with respect to such shares without also the written consent of the Investors holding a majority of the Series D Stock or the Conversion Stock issued upon conversion of the Series D Stock then-held by all Investors, and (ii) this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights and obligations hereunder of the Investors holding Series E Stock or Conversion Stock issued upon conversion of the Series E Stock with respect to such shares without also the written consent of the Investors holding a majority of the Series E Stock or the Conversion Stock issued upon conversion of the Series E Stock then-held by all Investors. Any termination, amendment or waiver effected in accordance with this Section 5.3 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company. In the event of a subsequent closing with an investor as provided for in Section 1.3 of the Series F Agreement, such investor shall become a party to this Agreement as an “Investor” upon the Company’s receipt from such investor of an executed counterpart signature page to this Agreement.

5.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

5.6. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, sent by overnight delivery, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor’s address, facsimile number or electronic mail address set forth in the Company’s records, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days’ advance written notice to the other parties hereto or (b) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other communications shall be effective or deemed given upon personal delivery, one (1) day after sent by overnight delivery, three (3) days after the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

5.7. Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

5.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

5.9. Aggregation of Stock. All shares of Registrable Securities held or acquired by a Holder and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of the foregoing, any shares of Registrable Securities held by a Holder that (x) is a partnership, limited liability company or corporation shall be deemed to include shares held by (i) entities affiliated with such partnership, limited liability company or corporation, (ii) any partner (or retired partner), member (or retired member) or stockholder of such partnership, limited liability company or corporation, (iii) the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder, (iv) the estate of any such partner (or retired partner), member (or retired member) or stockholder and (v) any custodian or trustee for the benefit of any such partner (or retired partner), member (or retired member) or stockholder or the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder and (y) is an individual shall be deemed to include shares held by (i) the estate of such individual or (ii) the spouse, siblings, lineal descendants or ancestors of such individual and any custodian or trustee for the benefit of any of the foregoing persons.

5.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.11. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.12. Delay or Omission. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement, or any waiver on the part of any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

5.13. Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

5.14. Termination of Series E Rights Agreement. Pursuant to Section 5.3 of the Series E Rights Agreement, the Company, the Majority Investors (as defined in the Series E Rights Agreement), the Prior Investors holding a majority of the Series D Stock or Conversion Stock issued upon conversion of the Series D Stock held by all Prior Investors and the Prior Investors holding a majority of the Series E Stock or Conversion Stock issued upon conversion of the Series E Stock held by all Prior Investors, by their signatures to this Agreement, hereby agree to amend and restate the Series E Rights Agreement in its entirety such that the provisions of this Agreement shall amend and replace in their entirety the provisions of the Series E Rights Agreement, and the provisions of the Series E Rights Agreement shall have no further force and effect, in each case, as of the Effective Date.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“COMPANY”

CHEGG, INC.

By:	/s/ Andrew Brown
Andrew Brown,
Chief Financial Officer

Address:

Street Address:	2350 Mission College Blvd, Ste 1400
City, State, ZIP:	Santa Clara, CA 95054
Facsimile:	408-855-5972
Email:	legal@chegg.com

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Ted Schlein
Name:	Ted Schlein
Its:	Senior Vice President

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

INSIGHT VENTURE PARTNERS VI, L.P.
	By:	Insight Venture Associates VI, L.P., its general partner
	By:	Insight VI GP, LLC, its general partner

By:	/s/ Blair M. Flicker
	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS (CO-INVESTORS), L.P.
	By:	Insight Venture Associates VI, L.P., its general partner
	By:	Insight VI GP, LLC, its general partner

By:	/s/ Blair M. Flicker
	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS VI (CAYMAN), L.P.
	By:	Insight Venture Associates VI, L.P., its general partner
	By:	Insight VI GP, LLC, its general partner

By:	/s/ Blair M. Flicker
	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

ACE LIMITED

By:	/s/ Lim Beng Jin

Name:	Lim Beng Jin

Title:	Director

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

MOOS LLC

By:	/s/ Oren Zeev
Its:	Oren Zeev

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

GABRIEL VENTURE PARTNERS II, L.P.
By:	Gabriel Investment Partners II, L.P.,
Its General Partner

By:	/s/ Frederick W. W. Bolander
Frederick W.W. Bolander, General Partner

GABRIEL LEGACY FUND II, L.P.
By:	Gabriel Investment Partners II, L.P.,
Its General Partner

By:	/s/ Frederick W. W. Bolander
Frederick W.W. Bolander, General Partner

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

FOUNDATION CAPITAL VI, LP
By:	Foundation Capital Management Co. VI, LLC

By:	/s/ Paul Holland
Manager

FOUNDATION CAPITAL VI PRINCIPALS FUND, LLC

By:	Foundation Capital Management Co. VI, LLC

By:	/s/ Paul Holland
Manager

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

Gothic Corporation
(Name of Investor)

/s/ David R. Shumate	/s/ Edward P. Hutchinson
David R. Shumate	(Signature of Investor or authorized signatory)
Executive Vice President
DUMAC, LLC	Edward P. Hutchinson
Authorized Agent	(Print name of Investor or authorized signatory)

Investment Manager, DUMAC, LLC, Authorized Agent
(If signing as an authorized signatory, print your title)

Address:
DUMAC
280 South Mangum Street, Suite 210
Durham, NC 27701-3675
	Telephone:	919-668-9995
	Facsimile:	919-668-9926
	E-mail:	investments@dumac.duke.edu

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

Gothic ERP LLC
(Name of Investor)

/s/ David R. Shumate	/s/ Edward P. Hutchinson
David R. Shumate	(Signature of Investor or authorized signatory)
Executive Vice President
DUMAC, LLC	Edward P. Hutchinson
Authorized Agent	(Print name of Investor or authorized signatory)

Investment Manager, DUMAC, LLC, Authorized Agent
(If signing as an authorized signatory, print your title)

Address:
DUMAC
280 South Mangum Street, Suite 210
Durham, NC 27701-3675
	Telephone:	919-668-9995
	Facsimile:	919-668-9926
	E-mail:	investments@dumac.duke.edu

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

The Duke Endowment
(Name of Investor)

/s/ David R. Shumate	/s/ Edward P. Hutchinson
David R. Shumate	(Signature of Investor or authorized signatory)
Executive Vice President
DUMAC, LLC	Edward P. Hutchinson
Authorized Agent	(Print name of Investor or authorized signatory)

Investment Manager, DUMAC, LLC, Authorized Agent
(If signing as an authorized signatory, print your title)

Address:
DUMAC
280 South Mangum Street, Suite 210
Durham, NC 27701-3675
	Telephone:	919-668-9995
	Facsimile:	919-668-9926
	E-mail:	investments@dumac.duke.edu

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

Gothic HSP Corporation
(Name of Investor)

/s/ David R. Shumate	/s/ Edward P. Hutchinson
David R. Shumate	(Signature of Investor or authorized signatory)
Executive Vice President
DUMAC, LLC	Edward P. Hutchinson
Authorized Agent	(Print name of Investor or authorized signatory)

Investment Manager, DUMAC, LLC, Authorized Agent
(If signing as an authorized signatory, print your title)

Address:
DUMAC
280 South Mangum Street, Suite 210
Durham, NC 27701-3675
	Telephone:	919-668-9995
	Facsimile:	919-668-9926
	E-mail:	investments@dumac.duke.edu

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

The Burgess Family Trust dated July 22, 1998
(Name of Investor)

/s/ Robert K. Burgess
(Signature of Investor or authorized signatory)

Robert K. Burgess
(Print name of Investor or authorized signatory)

Trustee
(If signing as an authorized signatory, print your title)

Address:
Dpt 3 c/o Harris myCFO, Inc.
P.O. Box 10195
Palo Alto, CA 94303
Telephone:	650-210-5128
Facsimile:	650-210-5250
E-mail:	bur001fos@mycfo.com

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

Lucas Venture Group III, LP
(Name of Investor)

/s/ Donald A. Lucas
(Signature of Investor or authorized signatory)

Donald A. Lucas
(Print name of Investor or authorized signatory)

Managing Member
(If signing as an authorized signatory, print your title)

Address:
545 Middlefield Road, Suite 220
Menlo Park, CA 94025

Telephone:	(650) 543-3300
Facsimile:	(650) 543-3339
E-mail:	don@lucasvg.com

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

Lucas Venture Group VIII, LLC
(Name of Investor)

/s/ Donald A. Lucas
(Signature of Investor or authorized signatory)

Donald A. Lucas
(Print name of Investor or authorized signatory)

Managing Member
(If signing as an authorized signatory, print your title)

Address:
545 Middlefield Road, Suite 220
Menlo Park, CA 94025

Telephone:	(650) 543-3300
Facsimile:	(650) 543-3339
E-mail:	don@lucasvg.com

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“INVESTORS”

GSV Capital Corp.
(Name of Investor)

/s/ Dave D. Lapping
(Signature of Investor or authorized signatory)

Dave D. Lapping
(Print name of Investor or authorized signatory)

COO
(If signing as an authorized signatory, print your title)

Address:
GSV Capital Corp.
2965 Woodside Road
Woodside, CA 94062
Telephone:	(650) 206-2165
Facsimile:	(650) 294-4783
E-mail:	dlapping@gsvam.com

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

CHEGG, INC.

SIGNATURE PAGE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

SCHEDULE OF INVESTORS

Ace Limited

Insight Venture Partners VI, L.P.

Insight Venture Partners VI (Co-Investors), L.P.

Insight Venture Partners (Cayman) VI, L.P.

Amit Patel

Charles Schwab, Inc. for the benefit of Samuel T. Spadafora IRA

David M. Straus

Donald J. Morrison

Donald Katz

Eric Di Benedetto

Foundation Capital VI, LP

Foundation Capital VI Principals Fund, LLC

Gabriel Legacy Fund II, L.P.

Gabriel Venture Partners II, L.P.

Greg Schroeder

Kapil K. Nanda

KPCB Holdings, Inc., as nominee

Larry Porter

Maples Investments, L.P.

Millennium Technology Value Partners II, L.P.

Millennium Technology Value Partners II-A, L.P.

MJMJR Ltd.

Mohammad Osman Rashid

S-1

MOOS LLC

Naren & Vimta Gupta Living Trust dtd 12/2/94

Philipe White and Cindie White TTEES White Family Trust

Pierre Latecoere

Robert W. Wilmot & Mary J. Wilmot, Trustees of The Wilmot Living Trust u/d/t dated April 18th 1995

Saints Capital VI, L.P.

Samuel T. & Cheryl M. Spadafora 1992 Family Trust

Samuel T. Spadafora

Shea Ventures Opportunity Fund, LP

Shea Ventures Opportunity Fund A-I, LLC

Vaish Trust dated November 26, 1990

Pinnacle Ventures II-A, L.P.

Pinnacle Ventures II-B, L.P.

Pinnacle Ventures II-C, L.P.

Pinnacle Ventures II-R, L.P.

Pinnacle Ventures Debt Fund III-A, L.P.

Pinnacle Ventures Debt Fund III, L.P.

Pinnacle Ventures Equity Fund II, L.P.

Pinnacle Ventures Equity Fund II-O, L.P.

Triplepoint Capital LLC

Gothic Corporation

Gothic ERP LLC

The Duke Endowment

Gothic HSP Corporation

S-2

Lucas Venture Group III, LP

Lucas Venture Group VIII, LLC

Motive Science LLC

GSV Capital Corp.

Burgess Family Trust dated July 22, 1998

S-3